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                                                                EXHIBIT 10.11B-2



February 25, 1997

Paresco, Inc.
1001 Hudson Street
Suite 3700
Jersey City, NJ 07302

Attn:  Robert Olsen

Gentlemen:

In accordance with Section 13 of the Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement dated May 11, 1994, we hereby notify you that the terms of your warrant have been adjusted such that rather than having the right to purchase 117,154 shares at $3.521, you now have the right to purchase 124,232 shares at $3.319 each. All other terms of the warrant agreement remain in effect.

Please call me if you have any questions.

Very Truly Yours,

/s/  JOHN W. VARIAN
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John W. Varian
Vice President, Finance & CFO


JWV/cb